Exhibit 10.1

AMENDMENT NO. 1

TO THE FLOOR & DECOR HOLDINGS, INC.

2017 STOCK INCENTIVE PLAN

THIS AMENDMENT NO. 1 to the Floor & Decor Holdings, Inc. 2017 Stock Incentive Plan (this “Amendment No. 1”) is made as of May 10, 2023, by Floor & Decor Holdings, Inc., a Delaware corporation (the “Company”), to be effective as set forth herein.

WHEREAS, the Company maintains the Floor & Decor Holdings, Inc. 2017 Stock Incentive Plan (the “Plan”); and

WHEREAS, pursuant to Article XIII of the Plan, the Company desires to amend the Plan to increase the aggregate number of shares of Company Class A common stock, par value $0.001 per share (“Common Stock”) for issuance under the Plan;

NOW, THEREFORE, the Plan is hereby amended, as follows:

Section 4.1(a)(i) of the Plan is hereby amended by deleting the present section in its entirety and substituting the following in lieu thereof:

4.1.         Shares.

(a)           General Limitations.

(i)            The aggregate number of shares of Common Stock that may be issued or used for reference purposes or with respect to which Awards may be granted over the term of the Plan shall not exceed 9,000,000 shares (subject to any increase or decrease pursuant to Section 4.2).

*        *        *         *        *

This Amendment No. 1 to the Plan is subject to approval by the stockholders of the Company at a meeting duly called for such purposes. Capitalized terms not specifically defined in this Amendment No. 1 to the Plan shall have the meanings provided to them in the Plan. Except as hereby modified, the Plan shall remain in full force and effect.